                                                                    EXHIBIT 4(f)


THE SECURITIES EVIDENCED HEREBY AND THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE PURCHASER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILIABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND JURISDICTIONS. THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE, PLEDGE OR TRANSFER TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                         UNITED RENTALS HOLDINGS, INC.
         6 l/2% Convertible Subordinated Debenture due August 1, 2028


No.1

         United Rentals Holdings, Inc., a corporation organized and existing under the laws of Delaware (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to "The Bank of New York, as Property Trustee for United Rentals Trust I," or registered assigns, the principal sum of $309,278,350 on August 1, 2028 and to pay interest on said principal sum from August 5, 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, at the rate of 6 l/2% per annum together with subject to deferral as set forth herein, on February 1, May 1, August 1 and November 1 of each year, commencing November 1, 1998 until the principal hereof is paid or duly provided for or made available for payment.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                       By /s/ Michael J. Nolan
                                         -------------------------------
                                              Michael J. Nolan


                        CERTIFICATE OF AUTHENTICATION



              This is one of the Debentures designated therein referred to in the within-mentioned Indenture.



THE BANK OF NEW YORK,
as Trustee



By: /s/
    ----------------------------
    Authorized Signatory

Dated: August 5, 1998

                             Reverse of Debenture
                             --------------------

               This Debenture is one of a duly authorized issue of Debentures of the Company (herein called the "Debentures") limited to the aggregate principal amount of $309,278,350, issued under an Indenture, dated as of August 5, 1998 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                The amount of interest payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. For periods less than a full month, interest shall be computed on the actual number of elapsed days based on a 30-day month over 360 days. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal corporate trust office of the Property Trustee under the Trust Agreement is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the Regular Record Date, for such interest installment which shall be the date which is the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                The Company shall have the right at any time during the term of this Debenture, from time to time, to extend the interest payment period of such Debenture for up to 20 consecutive quarters with respect to each deferral period (each such deferral period an "Extension Period"), during which periods the Company shall have the right not to make payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest and Liquidated Damages, if any, thereon to the extent permitted by applicable law); provided that during any such Extension Period, the Company will not, and will not permit any Subsidiary to (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company's capital stock or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (i) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (ii) redemptions or purchases of any rights pursuant to a Rights Plan, and the declaration of a dividend of any rights or the issuance of preferred stock under any Rights Plan in the future, (iii) payments under the Guarantee, (iv) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, or the agreements between United Rentals, Inc. and certain officers of United Rentals, Inc., (v) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock and (vi) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of this Debenture. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees (as defined in the Trust Agreement) notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the record date for the date the distributions on the Preferred Securities (or if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee (or if no Preferred Securities are outstanding, the Debenture Trustee) is required to give notice to the NYSE or other applicable self-regulatory organizations or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such record date.

                Payment of the principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Paying Agent maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts provided, however, that at the option of the
                                    --------  -------
Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing no later than the relevant Regular Record Date by the Person entitled thereto as specified in the Securities Register.

                The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Secured Indebtedness (as defined in the Indenture), and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Secured Indebtedness, whether now outstanding or hereafter incurred. and waives reliance by each such holder upon said provisions.

                The Company may, at its option, subject to the terms and conditions of Article XI of the Indenture, redeem this Debenture in whole at any time or in part from time to time, at the Redemption Prices set forth in Section
11.8 of the Indenture.

                In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                If a Special Event shall occur and be continuing, this Debenture shall be exchangeable for Preferred Securities in accordance with Section 11.9 of the Indenture or, in certain circumstances, redeemable by the Company in accordance with Section 11.8 of the Indenture.

                Subject to the terms and conditions set forth in Article XIII of the Indenture, this Debenture is convertible, at the option of the Holder hereof, into shares of Common Stock.

                 In the event that, following the Conversion Expiration Date (as defined in the Indenture), less than 5% of the original aggregate principal amount of the Debentures remain Outstanding, such Debentures shall be redeemable at the option of the Company, in whole but not in part, upon not less than 30 days' nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount, together with accrued and unpaid interest (including Additional Interest) to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debentures of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                 If an Event of Default shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debentures. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Debenture and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

                As provided in and subject to the provisions of the Indenture, if an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal amount of all the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, if upon an Event of Default,
                                  --------
the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures fail to declare the principal of all the Debentures to be immediately due and payable, the holders of at least 25% in aggregate liquidation preference of the Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified amount) of and the accrued interest (including any Additional Interest) on all the Debentures shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Debentures shall remain subordinated to the extent provided in Article XII of the Indenture.

                No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

                The holders of the Preferred Securities, the Debentures, the Guarantee and the shares of Common Stock of the Company issuable upon conversion of the Preferred Securities and the Debentures (collectively, the "Registrable Securities") are entitled to the benefits of a Registration Rights Agreement, dated as of August 5, 1998, among United Rentals Trust I, the Company, United Rentals, Inc. and the Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the holders of Registrable Securities that (i) it will, at its cost, on or prior to the date 90 days after the Closing Date, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to the resales of the Registrable Securities, (ii) it will use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective within 180 days after the Closing Date and (iii) the Depositor (as defined in the Trust Agreement) will use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (i) the second anniversary of the effective date of the Shelf Registration Statement, (ii) such time as all Registrable Securities have been sold pursuant to the Shelf Registration Statement, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in a new security not subject to transfer restrictions under the Securities Act being delivered and (iii) such time as in the opinion of counsel, all of the Registrable Securities held by non-affiliates of the issuer thereof are eligible for resale pursuant to Rule 144(k) under the Securities Act and the restrictive transfer legends described in Section 2.6 of the Indenture have been removed from such Registrable Securities (the "Effectiveness Period"). The Company will be permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events.

                If (i) on or prior to 90 days following the Closing Date, a Shelf Registration Statement has not been filed with the Commission, or (ii) on or prior to the 180th day following the Closing Date, such Shelf Registration Statement is not declared effective (each such event a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Debentures and, accordingly, additional distributions will accrue on the Preferred Securities, from and including the day following such Registration Default until such time as such Shelf Registration Statement is filed or such Shelf Registration Statement is declared effective, as the case may be. Liquidated Damages will be paid quarterly in arrears (subject to the Company's ability to defer payment of Liquidated Damages during any Extension Period), with the first quarterly payment due on the first Interest Payment Date following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional 0.25% of the principal amount, to and including the 90th day following such Registration Default and 0.50% thereof from and after the 91st day following such Registration Default. In the event that during the Effectiveness Period the Shelf Registration

Statement ceases to be effective, or the Company suspends the use of the prospectus which is a part thereof, for more than 90 days, whether or not consecutive, during any 12-month period then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional 0.50% per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective is such time as the Shelf Registration Statement again becomes effective.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Securities Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                The Debentures are issuable only in registered form without coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

                The Company and, by its acceptance of this Debenture or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitute indebtedness.

                THE INDENTURE AND THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                                ASSIGNMENT FORM

               To assign this Debenture, fill in the form below:

               (I) or (we) assign and transfer this Debenture to

                              -------------------

                      (Insert assignee's social security
                               or tax I.D. no.)


                        (Print or type assignee's name,
                             address and zip code)

and irrevocably appoint
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

    Your Signature:               ------------------------------------------
                                  (Sign exactly as your name appears on the
                                   other side of this Security)

    Date:

    Signature Guarantee (1):
                            ---------------------------------------


-------------------
(1) Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program
      (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.

In connection with any transfer of any of the Debentures evidenced by this certificate, the undersigned confirms that such Debentures are being:

CHECK ONE BOX BELOW

                          i.   [_]  exchanged for the undersigned's own account
                                    without transfer; or

                          ii.  [_]  transferred pursuant to and in compliance
                                    with Rule 144A under the Securities Act of 1933; or

                          iii. [_] transferred pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

                          iv.  [_]  transferred pursuant to an exemption from
                                    the registration requirements of the
                                    Securities Act of 1933 provided by Rule 144 thereunder (if available); or

                          v.   [_]  transferred pursuant to an effective
                                    Registration Statement under the Securities
                                    Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is
                                    --------  -------
checked, the Trustee may require, prior to registering any such transfer of the Debentures, such legal opinions, certifications and other information as the Company has reasonably requested in writing and directed the Trustee to require confirmation that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; provided, further, that after the date that a Shelf Registration Statement under
--------  -------
the Securities Act of 1933 has been
filed and so long as such Shelf Registration Statement continues to be effective, the Trustee may only permit transfers for which box (4) or (5) has been checked.


Signature:
          --------------------------------

Signature Guarantee: (2)
                     --------------------------

            [TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

                The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE:
         ----------------------------------------
         To be executed by an executive officer]




------------------------

(2) Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program
      (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.

                             NOTICE OF CONVERSION

To: United Rentals Holdings, Inc.

         The undersigned owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion below designated, into Common Stock of UNITED RENTALS HOLDINGS, INC. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

         Any Holder, upon the exercise of its conversion rights in accordance with the terms of the Indenture and the Debenture, agrees to be bound by the terms of the Registration Rights Agreement relating to the Common Stock issuable upon conversion of the Debenture.

Date:              , ____


         in whole ___   Portions of Debenture to be in part converted ($50 or
                        integral multiples thereof):

                                         $
                                         -----------------------------------
                                         Signature (for conversion only)

                                         Please Print or Typewrite Name and
                                         Address, Including Zip Code, and Social
                                         Security or Other Identifying Number

          Signature Guarantee:(3)
                                  -------------------------------------

(3) Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.